EXHIBIT 99.1

Arbutus to Present Preclinical HBV Data at EASL 2016

VANCOUVER, British Columbia and DOYLESTOWN, Pa., March 30, 2016 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced that the European Association for the Study of the Liver (EASL) selection committee has accepted an abstract for presentation at the EASL 2016 annual meeting to be held April 13 - 17, 2016, in Barcelona, Spain.

“We are pleased to present data on our core protein/capsid assembly inhibitor program, which supports our strategy of attacking HBV through multiple different mechanisms of action,” said Dr. Mark J. Murray, Arbutus’ President and CEO. “Our lead HBV product candidate, ARB-1467, is in an ongoing Phase II study in chronically infected HBV patients. In addition, we are advancing our other HBV programs to support initiation of clinical combination studies in 2017.”

Poster Presentation

  Title: "In Vitro and In Vivo Antiviral Activities of AB-423 a Potent Small Molecule Inhibitor of Hepatitis B Virus Capsid Assembly”
  Date: Thursday, April 14, 2016
  Abstract Number: THU-198

About Arbutus
Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic hepatitis B infection.  Arbutus is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.arbutusbio.com.

Contact Information
Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604.419.3200
Email: acutler@arbutusbio.com

Helia Baradarani
Manager, Investor Relations
Phone: 604.419.3200
Email: hbaradarani@arbutusbio.com

Media
Please direct all media inquiries to: media@arbutusbio.com